EXHIBIT 99.1
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[SCHAWK LOGO]

AT SCHAWK, INC.:                       AT DRESNER CORPORATE SERVICES:
JAMES J. PATTERSON                     INVESTORS:   KRISTINE WALCZAK
SR. VP AND CFO                                      312-726-3600
847-827-9494                                        kwalczak@dresnerco.com
jpatterson@schawk.com
                                       MEDIA:       KYRA KYLES
                                                    773-485-0903 or 312-780-7208
                                                    kkyles@dresnerco.com
AT SEVEN WORLDWIDE:
GARY DEUTSCH
212-716-6677
gary.deutsch@sevenww.com


    CHICAGO-BASED SCHAWK, INC. ENTERS DEFINITIVE AGREEMENT TO ACQUIRE SEVEN WORLDWIDE, A LEADING PROVIDER OF CREATIVE AND PRODUCTION GRAPHIC SERVICES

    Largest acquisition in Company history accelerates growth and solidifies worldwide operations, more than doubling revenues

DES PLAINES, IL., DECEMBER 20, 2004--SCHAWK, INC. (NYSE:SGK), one of North America's leading providers of digital imaging graphics services to the consumer products and brand imaging markets, today announced it has entered into a definitive agreement to acquire Seven Worldwide, Inc., formerly known as Applied Graphics Technologies, Inc. (AGT). Seven Worldwide provides industry-specific marketing execution and publishing solutions to clients in the consumer goods, retail, advertising, entertainment and publishing markets on a global basis. Headquartered in New York, Seven Worldwide serves clients from offices in North America, Europe, Australia and Asia. Based on Schawk's and Seven Worldwide's current 2004 forecast, the revenues of the combined businesses would be $630 million.

Over its 40-year history, Seven Worldwide grew significantly, particularly in the late 1990's through a consolidation with AGT and the Black Dot Group. Seven Worldwide is controlled by an affiliate of funds managed by Kohlberg & Company, LLC, a private equity firm with offices in New York and California. Kohlberg affiliates acquired control of the Company in a recapitalization and buyout in 2003. Seven Worldwide is expected to have sales of approximately $360 million for the year ending December 31, 2004.

The acquisition price is $191 million, with $122.4 million in cash and $68.6 million in Schawk stock (four million shares of Schawk common stock at $17.15 per share). The cash portion of the purchase price will be financed from borrowings under a new $100 million revolving credit facility and from a $50 million private placement of long-term fixed rate debt. The transaction will require approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions and is expected to close effective January 31, 2005.

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Schawk, Inc. Signs Definitive Agreement To Acquire Seven Worldwide


"To date, this will be the largest and most significant acquisition in the 51-year history of Schawk, Inc. It is a major step that is fully consistent with our strategic plan," said David A. Schawk, president and chief executive officer. "With a shared vision of providing an array of comprehensive, or end-to-end, solutions to industry-leading clients, Schawk and Seven Worldwide are creating an enterprise that will become the industry standard. Our combination will provide exceptional products and services from locations in the United States, Canada, Asia, the United Kingdom, Europe and, most recently, India."

Schawk continued, "This acquisition allows the combined companies to significantly broaden global coverage and increase market leadership in the creation and production of packaging, advertising and in-store marketing and signage. Schawk has a solid track record of integrating acquisitions, maximizing synergies and increasing economic value for the Company and its shareholders. The combination of Schawk and Seven Worldwide integrates our companies' industry expertise, top personnel, and complementary high-end clients and their markets. Our service footprint will be unmatched across a variety of dimensions, including best practice-based expertise, capabilities, geographies, industries and technologies."

John R. Harris, chief executive officer of Seven Worldwide commented, "Our combination with Schawk is a natural progression of our efforts to transform our company into an even stronger industry leader. Both companies agree that our future success will be enhanced by expanding our combined ability to offer more services and drive increased value to our clients. This acquisition is particularly powerful because our companies are so complementary, serving global, blue-chip clients and employing a tremendous array of talented people and leading technology. Together, our organizations will be able to provide clients with a consistent supply of best practice-based solutions to help them meet the challenges they face everywhere in the world."

With nearly 70 percent of Seven Worldwide's revenues falling within Schawk's core competencies, the consolidation of Schawk's and Seven Worldwide's operations is expected to be accretive to earnings in 2005.

Mr. Schawk concluded, "This transaction and our recently announced acquisition of Winnetts in the United Kingdom are very significant steps for Schawk. Through these transactions, we will be taking major steps toward maximizing our ability to service our clients' expanding global needs. Seven Worldwide and Schawk have long been held in high regard for their client dedication, innovation, collaboration and quality. The Schawk-Seven Worldwide transaction ties strength to strength, making our combined company stronger then the sum of its parts."

Schawk, Inc. will hold a conference call for investors to discuss the planned acquisition of Seven Worldwide on Monday, December 20, 2004, at 10:00 a.m. Central Time. To participate in the call, please dial 800-218-8862 (domestic) or 303-262-2140 (international) at least five minutes prior to the start of the call. A simultaneous Webcast of the call will be available at http://www.actioncast.acttel.com, Event ID: 26420. Schawk suggests that Internet participants access the site at least five minutes prior to the start of the conference call to download and install any Software required to listen to the call and view the presentation.

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Schawk, Inc. Signs Definitive Agreement To Acquire Seven Worldwide


A replay of the conference call will be available through December 27, 2004, at 11:59 p.m. EST, by dialing 800-405-2236 or 303-590-3000, and entering conference ID 11019435. On the Internet a replay will be available for 30 days at http://www.actioncast.acttel.com, Event ID: 26420.

Schawk, Inc., headquartered in suburban Chicago, is a leading supplier of digitized high resolution color graphic services, brand consulting and design and an array of digitally based workflow solutions, all aimed at bringing enhanced value to its clients. Schawk provides these advanced services for the food, beverage, and consumer products packaging, point of sale, and advertising markets.

Seven Worldwide manages the process of creating, distributing and administering marketing and publishing content assets for global consumer goods, retail, pharmaceutical, entertainment and publishing companies and advertising agencies. Seven Worldwide both performs and coordinates key creative and production services -- including design, photography, file building, retouching and pre-press -- to deliver content such as advertising and editorial pages, consumer goods packaging, out-of-home signage (point-of-sale, large format) and Internet content. Combining both services and technology, Seven Worldwide(TM) marketing execution solutions help clients increase process efficiency, consumer responsiveness and brand messaging consistency. Seven Worldwide operates from locations across North America, Europe, Australia and Asia. For more information, visit www.sevenww.com.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended and are subject to the safe harbor created thereby. These statements are made based upon current expectations and beliefs that are subject to risk and uncertainty. Actual results might differ materially from those contained in the forward-looking statements because of factors, such as, among other things, the strength of the United States economy in general and specifically market conditions for the consumer products industry, the level of demand for Schawk's services, loss of key management and operational personnel, our ability to implement our growth strategy, successful completion and integration of this acquisition and other potential acquisitions, if any, the stability of state, federal and foreign tax laws, our ability to identify and exploit industry trends and to exploit technological advances in the imaging industry, our ability to continue to implement our restructuring plan, the stability of political conditions in Asia and other foreign countries in which we have production capabilities, terrorist attacks and the U.S. response to such attacks, as well as other factors detailed in Schawk, Inc.'s filings with the Securities and Exchange Commission.

    FOR MORE INFORMATION ABOUT SCHAWK, VISIT OUR WEBSITE AT www.schawk.com.




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